Exhibit 21

List of Significant Subsidiaries

As of December 31, 2011

Listed below are subsidiaries of Philip Morris International Inc. (the “Company”) as of December 31, 2011 and their state or country of organization. This list omits the subsidiaries of the Company that in the aggregate would not constitute a “significant subsidiary” of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X.

Name	State or Country of Organization

Compania Colombiana de Tabaco S.A.	Colombia
Leonard Dingler (Proprietary) Limited	South Africa
Massalin Particulares S.A.	Argentina
Papastratos Cigarette Manufacturing Company	Greece
Philip Morris Benelux B.V.B.A.	Belgium
Philip Morris Brands SARL	Switzerland
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Cigatam Productos Y Servicios, S. de R.L. de C.V.	Mexico
Philip Morris CR a.s.	Czech Republic
Philip Morris Finance S.A.	Switzerland
Philip Morris Finland OY	Finland
Philip Morris Global Brands Inc.	USA
Philip Morris GmbH	Germany
Philip Morris Holland B.V.	Netherlands
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris International Inc.	USA
Philip Morris International Management SA	Switzerland
Philip Morris Investments B.V.	Netherlands
Philip Morris Japan Kabushiki Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	Korea, Republic of
Philip Morris Limited	Australia
Philip Morris Malaysia Sdn. Bhd.	Malaysia
Philip Morris Manufacturing GmbH	Germany
Philip Morris Mexico, Sociedad Anónima de Capital Variable	Mexico
Philip Morris Operations a.d.	Serbia
Philip Morris (Pakistan) Limited	Pakistan
Philip Morris Polska Distribution Spolka z ograniczona odpowiedzialnoscia	Poland
Philip Morris Polska S.A.	Poland
Philip Morris Products S.A.	Switzerland
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales and Marketing Ltd.	Russia
PHILSA Philip Morris Sabanci Sigara ve Tutunculuk Sanayi ve Ticaret A.S.	Turkey
PMFTC Inc.	Philippines
PM Tobakk Norge AS	Norway
PrJSC Philip Morris Ukraine	Ukraine
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Philip Morris Indonesia	Indonesia
Rothmans, Benson & Hedges Inc.	Canada
Tabaqueira II, S.A.	Portugal
Tabaqueira - Empresa Industrial de Tabacos, S.A.	Portugal
ZAO Philip Morris Izhora	Russia